EXHIBIT 10.18

November 13, 1998



Excalibur Limited Partnership
c/o William S. Hechter, Esq.
Barrister & Solicitor
75 Lowther Avenue
Toronto, Ontario M5R 1C9
CANADA

Gundyco in Trust for RRSP
RRSP 5500-98866-1-9
c/o William S. Hechter, Esq.
Barrister & Solicitor
75 Lowther Avenue
Toronto, Ontario M5R 1C9
CANADA

         Re:      Top Source Technologies, Inc.


Dear Sirs:

         This letter agreement serves to modify the terms and conditions of the Series A 5% Convertible Preferred Stock (the "Preferred Stock") issued to Excalibur Limited Partnership ("Excalibur") and Gundyco in Trust for RRSP RRSP 5500-98866-1-9 ("Gundyco") as of May 7, 1998. Each of you by your signature agree that notwithstanding the provisions contained in the Certificate of Designation of Rights and Preferences of the Series A Convertible Preferred Stock of Top Source Technologies, Inc. (the "Company") filed with the Delaware Secretary of State and notwithstanding any other agreement to which you are a party with the Company including the Regulation D Private Securities Subscription Agreement (the "Subscription Agreement"), the terms and conditions of this letter agreement shall prevail to the extent inconsistent with any other instrument or agreement. Subject to delivery by the Company of the consideration specified below, each of you agree with the Company as follows:

1. The Company shall on or before November 20, 1998 redeem one-half of the Preferred Stock owned by Excalibur and Gundyco by tendering the sum of $600,000 in the aggregate together with 5% simple interest from November 13, 1998. All allocation of funds and securities shall be allocated on a pro-rata basis based upon ownership of Preferred Stock;

2. Excalibur and Gundyco shall be deemed to convert an aggregate of $150,000 of Preferred Stock as of November 6, 1998. Pursuant to this conversion, Excalibur shall receive 294,894 shares of common stock and Gundyco shall receive 118,076 shares of common stock which sums shall include all dividends due through March 31, 1999;

3. The remaining $350,000 of Preferred Stock may not be converted until on or after March 31, 1999, but may still be redeemable according to their terms at a price of $420,000. The Company will use its best efforts to redeem such Preferred Stock on or before March 31, 1999;

4. The Company shall issue to Excalibur and Gundyco an aggregate of an additional 25,000 Warrants exercisable at $.8937 as reported by the American Stock Exchange. These Warrants may not be exercised for six months after issuance and may be exercised for five years expiring November 6, 2003. The 250,000 Warrants previously issued shall remain in effect at an exercise price of $1.10 per Warrant;

5. The 2% late penalty for the delay in the effectiveness of the registration statement on Form S-3 shall continue to accrue on the principal of $1,000,000 until the date of redemption of the $500,000; and for the $150,000 being converted until the effectiveness of the registration statement with the Securities and Exchange Commission. After redemption of $500,000 of Preferred Stock, the 2% late registration penalty shall continue to accrue on the remaining $350,000 of Preferred Stock until effectiveness of the registration statement. This portion of the 2% penalty shall only be payable if the $350,000 of Preferred Stock is not redeemed on or before March 31, 1999.

6. No additional dividends are due on the Preferred Stock through and including March 31, 1999;

7. All other penalties relating to the late registration of the common stock underlying the Preferred Stock are waived; and

8. Excalibur and Gundyco waive the right to purchase additional shares of Preferred Stock as provided in the Subscription Agreement. Furthermore, the provisions in Sections 9 and 10 of the Subscription Agreement relating to restrictions on new securities and the right of first refusal are cancelled.

         If the foregoing is acceptable to you, please execute a copy of this letter agreement and fax it to me at the above number.

                                      Very truly yours,




                                       David Natan, Vice President
                                       Chief Financial Officer


         We hereby agree to the contents of the foregoing letter agreement.

Date:  November 13, 1998       EXCALIBUR LIMITED PARTNERSHIP


                                By:

                                GUNDYCO IN TRUST FOR RRSP RRSP 5500-98866-1-9


                                By: